UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE  ACT OF 1934

Date of Report (Date of earliest event reported) November 17, 2003

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

ITEM 5. Other Events

On November 20, 2003, Pacer International, Inc. issued a press release announcing that it has successfully completed the repricing of its senior credit facilities. The press release is attached hereto as Exhibit 99.1 and the first amendment to credit agreement is attached hereto as Exhibit 10.1.

ITEM 7. Financial Statements; Pro Forma Financial Information and Exhibits

(c) Exhibits:

10.1    First Amendment to Credit Agreement, dated as of November 17, 2003, among Pacer International, Inc., the lenders party hereto, Credit Suisse First Boston, Cayman Islands Branch and Harris Trust & Savings Bank, as Co-Documentation Agents, Bear Stearns Corporate Lending Inc. and Credit Lyonnais New York Branch, as Co-Syndication Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent.

99.1    Press Release of Pacer International, Inc. dated November 20, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated: December 22, 2003	By:	/s/ Lawrence C. Yarberry
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER
10.1	First Amendment to Credit Agreement, dated as of November 17, 2003, among Pacer International, Inc., the lenders party hereto, Credit Suisse First Boston, Cayman Islands Branch and Harris Trust & Savings Bank, as Co-Documentation Agents, Bear Stearns Corporate Lending Inc. and Credit Lyonnais New York Branch, as Co-Syndication Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent.

99.1	Press Release of Pacer International, Inc. dated November 20, 2003.